UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2023

INFINITE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully’s Trail, Suite 202

Pittsford, New York 14534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (585) 385-0610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

On Friday June 16, 2023, Infinite Group, Inc. (“IGI”) received full payment from the United States Internal Revenue Service (the “IRS”) in respect of the employee retention credits IGI on account of qualified wages paid by IGI and identified as a “Claim for Refund” under Form 941-X Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund. The periods refunded were for the third (3rd) and fourth (4th) quarters of 2020, and the first (1st), second (2nd) and third (3rd) quarters of 2021. The amount received from the IRS (the “Tax Refund Claim”) was in the aggregate amount of $1,661,698 plus $71,699 of interest for a total of $1,733,397.

As per the Risk Participation of ERC Claim Agreement, dated March 27, 2023 (“Agreement”) by and between IGI and 1861 Acquisition LLC (the “Buyer”), IGI transferred all of its rights to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind), including interest, from the IRS to the Buyer with regard to the Tax Refund Claim. The terms of the Agreement are described in the Form 8-K filed on April 4, 2023. On June 20, 2023, the Buyer confirmed receipt of the IRS payments forwarded by IGI as required per the Agreement.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2023	INFINITE GROUP, INC.

	By:	/s/ James Villa
James Villa
Chief Executive Officer

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